Exhibit 99.1

Contact:
John Mills, Partner
ICR, Inc.
646-277-1254
ir@nutrisystem.com
John.Mills@Icrinc.com

NUTRISYSTEM ANNOUNCES THIRD QUARTER 2015 FINANCIAL RESULTS

Company Reports Ninth Consecutive Quarter of Year-Over-Year Revenue Growth, Up 16%

Earnings Per Share Increase 47% Year-Over-Year to $0.25

Fort Washington, PA—October 28, 2015—Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the quarter ended September 30, 2015. The following are key financial highlights for the period and reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

Dawn Zier, President and Chief Executive Officer, stated, “We continue to execute successfully against our strategic initiatives as demonstrated by our strong financial performance in the third quarter. We are seeing continued momentum in both our direct-to-consumer and retail channels and remain confident in our ability to achieve our second consecutive year of double-digit revenue growth.”

Third Quarter 2015 Compared to Third Quarter 2014

Revenue increased 16% to $104.9 million compared to $90.6 million
Adjusted EBITDA grew 33% to $14.5 million compared to $10.9 million
Net income increased 44% to $7.3 million compared to $5.1 million
Diluted earnings per share increased 47% to $0.25 compared to $0.17

Ms. Zier added, “Our business model is foundationally strong. Our value proposition is differentiated from the competition and serves as the basis for our product innovation. We are well positioned to continue growing as we head into Diet Season 2016 and beyond.”

Mike Monahan, Chief Financial Officer, commented, “Revenue growth in the third quarter came from both our direct and retail channels, which were up year-over-year 16% and 35%, respectively. Capital expenditures are now expected to increase to approximately $12 million for the full year due to increased investment spend to support our future growth and enhance long-term value for our stockholders.”

Fourth Quarter and Updated Full Year 2015 Guidance

Nutrisystem’s fourth quarter and updated full year 2015 guidance are as follows. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

Fourth quarter revenue expected to be in the range of $86.6 to $91.6 million, adjusted EBITDA between $10.6 and $12.6 million, and earnings per share between $0.15 and $0.20
Full year revenue expected to be in the range of $459.0 to $464.0 million, adjusted EBITDA between $55.6 and $57.6 million, and earnings per share between $0.91 and $0.96

The Board of Directors has declared a quarterly dividend of $0.175 per share, payable November 19, 2015 to stockholders of record as of November 9, 2015.

Conference Call and Webcast

Management will host a conference call to discuss third quarter 2015 financial results today at 5:00 PM Eastern time. The conference call will include remarks from President and Chief Executive Officer Dawn Zier, Chief Financial Officer Mike Monahan, and Chief Marketing Officer Keira Krausz. A webcast of the conference call will be available live on the Investor Relations section of Nutrisystem’s website at www.nutrisystem.com. Interested parties unable to access the conference call via the webcast may dial 877-407-3982. A replay of the conference call will be available on the Company’s website for 30 days following the event and can be accessed at 877-870-5176 using replay pin number 13621877.

Non-GAAP Financial Measures

Within this announcement, the Company makes reference to certain adjusted financial measures, which have directly comparable GAAP financial measures as identified in this press release. These adjusted measures are provided so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with GAAP.

In this release, EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as fourth quarter and full year 2015 guidance, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks relating to cybersecurity breaches, risks that consumer spending may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s food offerings including its pre-packaged foods, risks relating to the effectiveness and efficiency of the Company’s marketing expenditures which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company is unable to obtain sufficient quantities, quality and variety of food products in a timely and low-cost manner from its food vendors, risks of exposure to product liability claims if the use of the Company’s products results in illness or injury, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, and risks relating to increased competition from other weight management providers. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Nutrisystem, Inc.

Nutrisystem, Inc. (NASDAQ: NTRI) is a leader in the weight loss industry, having helped millions of people lose weight over the course of more than 40 years. The Company’s weight loss solutions include Nutrisystem® My Way®, a 28-day structured food delivery program including a digital platform, NuMi by Nutrisystem®, multi-day kits and individual products available at select retail outlets. The Company’s current product line offers customers the most meal choices, including more than 100 foods containing no artificial preservatives or artificial flavors. Nutrisystem® plans are consistent with national guidelines for dietary intake meeting targets for fat, sodium, sugar, cholesterol, fiber and physical activity and include comprehensive counseling options from trained weight loss coaches, registered dietitians and certified diabetes educators. Plans can be customized to specific dietary needs and preferences including the Nutrisystem® D® program for people with Type 2 diabetes or pre-diabetes. For more information, go to NutrisystemNews.com.

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

                                      Three Months Ended                                    Nine Months Ended
                                         September 30,                             September 30, ______________________
                      _________________________
                                                  2015                 2014            2015         2014

REVENUE                                             $104,877                 $90,570                $372,363          $323,850
                                            ----------------   ---------------------   ---------------------   ---------------

COSTS AND EXPENSES:

   Cost of revenue                                    51,749                  44,043                 180,188           160,605

   Marketing                                          25,566                  22,388                 103,880            90,122

   General and administrative                         14,228                  14,769                  47,536            46,455

   Depreciation and amortization                       2,304                   2,076                   6,761             5,747
                                            ----------------   ---------------------   ---------------------   ---------------

     Total costs and expenses                         93,847                  83,276                 338,365           302,929
                                            ----------------   ---------------------   ---------------------   ---------------

     Operating income                                 11,030                   7,294                  33,998            20,921

INTEREST EXPENSE, net                                     61                      41                     140   133
                                            ----------------   ---------------------   ---------------------   ---

     Income before income tax expense                 10,969                   7,253                  33,858            20,788

INCOME TAX EXPENSE                                     3,660                   2,177                  11,521             6,785
                                            ----------------   ---------------------   ---------------------   ---------------

     Net income                                       $7,309                  $5,076                 $22,337           $14,003
                                            ================   =====================   =====================   ===============

BASIC INCOME PER COMMON SHARE                          $0.25                   $0.18                   $0.77             $0.49
                                            ================   =====================   =====================   ===============

DILUTED INCOME PER COMMON SHARE                        $0.25                   $0.17                   $0.76             $0.48
                                            ================   =====================   =====================   ===============

WEIGHTED AVERAGE SHARES OUTSTANDING:

    Basic                                             28,831                  28,274                  28,618            28,287

    Diluted                                           29,273                  28,681                  29,094            28,694

DIVIDENDS DECLARED PER COMMON SHARE                   $0.175                  $0.175                  $0.525            $0.525
                                            ================   =====================   =====================   ===============

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except par value amounts)

	September 30, 2015	December 31, 2014

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$28,049	$12,620
Short term investments	19,211	16,627
Receivables	10,393	12,206
Inventories	17,474	26,899
Prepaid income taxes	2,477	0
Deferred income taxes	1,456	1,051
Other current assets	5,858	7,095

Total current assets	84,918	76,498
FIXED ASSETS, net	26,619	26,851
DEFERRED INCOME TAXES	5,043	5,461
OTHER ASSETS	1,062	1,082

Total assets	$117,642	$109,892

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$27,490	$34,261
Accrued payroll and related benefits	6,275	6,550
Income taxes payable	0	301
Deferred revenue	5,869	4,424
Other accrued expenses and current liabilities	5,970	6,131

Total current liabilities	45,604	51,667
NON-CURRENT LIABILITIES	2,319	2,710

Total liabilities	47,923	54,377

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000 shares authorized, no shares issued and outstanding)	0	0
Common stock, $.001 par value (100,000 shares authorized; shares issued – 29,569 at September 30, 2015 and 28,990 at December 31, 2014)	29	29
Additional paid-in capital	39,716	29,992
Treasury stock, at cost, 386 shares at September 30, 2015 and 249 shares at December 31, 2014	(5,610)	(3,062)
Retained earnings	35,537	28,552
Accumulated other comprehensive income	47	4

Total stockholders’ equity	69,719	55,515

Total liabilities and stockholders’ equity	$117,642	$109,892

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

Nine Months Ended
September 30,

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22,337	$14,003
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	6,761	5,747
Loss on disposal of fixed assets	16	7
Share–based compensation expense	4,255	4,443
Deferred income tax benefit	0	(1,391)
Other non-cash charges	24	17
Changes in operating assets and liabilities:
Receivables	1,813	1,338
Inventories	9,425	8,598
Other assets	1,257	158
Accounts payable	(6,628)	(932)
Accrued payroll and related benefits	(275)	299
Deferred revenue	1,445	828
Income taxes	(2,884)	1,678
Other accrued expenses and liabilities	(938)	(1,576)

Net cash provided by operating activities	36,608	33,217

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(12,117)	(6,729)
Proceeds from sales of short term investments	9,574	6,669
Capital additions	(6,302)	(5,260)

Net cash used in investing activities	(8,845)	(5,320)

CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	2,762	248
Taxes related to equity compensation awards, net	256	(705)
Payment of dividends	(15,352)	(15,270)

Net cash used in financing activities	(12,334)	(15,727)

NET INCREASE IN CASH AND CASH EQUIVALENTS	15,429	12,170
CASH AND CASH EQUIVALENTS, beginning of period	12,620	9,772

CASH AND CASH EQUIVALENTS, end of period	$28,049	$21,942

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income	$7,309	$5,076	$22,337	$14,003
Interest expense, net	61	41	140	133
Income tax expense	3,660	2,177	11,521	6,785
Depreciation and amortization	2,304	2,076	6,761	5,747

EBITDA	13,334	9,370	40,759	26,668
Non-cash employee compensation expense	1,209	1,533	4,255	4,443

Adjusted EBITDA	$14,543	$10,903	$45,014	$31,111

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA GUIDANCE RECONCILIATION TO GAAP MEASURES

(Unaudited, in thousands)

	Three Months Ending		Twelve Months Ending
	December 31, 2015		December 31, 2015

	Low	High	Low	High

Net income	$4,530	$5,848	$26,867	$28,185
Interest expense, net	45	45	185	185
Income tax expense	2,382	3,064	13,903	14,585
Depreciation and amortization	2,409	2,409	9,170	9,170

EBITDA	9,366	11,366	50,125	52,125
Non-cash employee compensation expense	1,220	1,220	5,475	5,475

Adjusted EBITDA	$10,586	$12,586	$55,600	$57,600

EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation.

Statement Regarding Non-GAAP Financial Measures

We believe EBITDA, adjusted EBITDA and adjusted EBITDA guidance are useful performance metrics for management and investors because they are indicative of the ongoing operations of the Company. These non-GAAP measures exclude certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.